UNITED STATES
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CUERENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2007

Z TRIM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Illinois	000-27841	22-3768777
(State or other j urisdiction of incoipontion or organization)	(Commission file number)	(I.R.S, employer identification no.)

1011 Campus Drive
Mundclein, IL 60060
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code: (847) 549-6002

Circle Group Holdings. Inc. (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant id Rule I4a-12 under the Exchange Act (17 CFR 240.l4a-12)
[ ] Pre-commencement communications pursuant to Rule I4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commenccment communications pursuant to Rule 13e^(c) under the Exchange Act (17 CFR 240,13o4(c))

Item 3.01 Notice of Failure to Satisfy a Continued Listing Rule.

By letter dated April 27, 2007, the American Stock Exchange ("AMEX") notified Z Trim Holdings, Inc. (the "Company") pursuant to Section 1009(a)(i) of the AMEX Company Guide (the "Guide") that the Company was not in compliance with AMEX's continued listing standards as a result of the issuance of 879,996 shares of restricted common stock upon exercise of a warrant without prior listing approval, contrary to Section 301 of the Guide. The letter constitutes a "Warning Letter" and does not cause the initiation of a de-listing procedure or result in the suspension of trading in the Company's common stock. The Company has resolved the Section 301 violation by rescinding the transaction-giving rise to the issuance of the shares in question.

On May 3,2007, pursuant to Sections 402 and 1009(j) of the Guide, the Company issued a press release reporting its receipt of the Warning Letter. A copy of the press release is attached hereto as Exhibit 99,

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

No	Description

99	Press Release dated May 3, 2007

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Z TRIM HOLDINGS, INC

Date: May 3,2007	By:	/s/ Greg Halpern
Name: GregHalpem Title: CEO